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                                                                     Exhibit 8.1


Kramont Realty Trust
Plymouth Plaza
580 West Germantown Pike
Plymouth Meeting, PA 19462

            Re:  Federal Income Tax Considerations Relating to Kramont
                 Realty Trust

Ladies and Gentlemen:

                  We have acted as special tax counsel to Kramont Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with the registration statement on Form S-3, dated April 8, 2004 (the "Registration Statement") and the prospectus contained therein (the "Prospectus"), being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, relating to the sale and issuance of common shares of beneficial interest, par value $.01 per share, preferred shares of beneficial interest, par value $.01 per share, depositary shares, debt securities, and warrants, having an aggregate initial offering price not to exceed $250,000,000.

                  We have examined original or copies identified to our satisfaction of the Registration Statement and the Prospectus, and we have assumed that the statements therein are and will remain true and complete. In addition, we have reviewed the Articles of Amendment and Restatement of the Declaration of Trust of the Company, Articles Supplementary thereto and U.S. Federal income tax returns and other financial information relating to the Company. We have also made such inquiries as we have deemed relevant and necessary of such officers and representatives as we have deemed appropriate as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all of those documents. We have assumed that all factual matters in documents submitted to us and
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Kramont Realty Trust                   -2-                        April 8, 2004


all of the other information furnished to us are true and complete. As to all questions of fact material to this opinion that have not been independently established, we have relied upon representation letters executed by officers of the Company (including a representation letter dated December 29, 2003 executed by the former Director of Leasing of Kranzco Realty Trust), and upon the representations, warranties, and covenants of the Company. This opinion assumes that the representations made by the Company to us in such representation letters regarding the Company's and Kranzco Realty Trust's compliance with requirements in the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a real estate investment trust ("REIT") for U.S. Federal income tax purposes are accurate and complete. We have not undertaken to verify any factual matter set forth in such representation letters in connection with or apart from the preparation of this opinion and, accordingly, our opinion does not take into account any factual matter not set forth herein which might have been disclosed by independent verification. With the consent of Bryan Cave LLP, we have also relied upon the opinion rendered by Robinson Silverman Pearce Aronsohn & Berman LLP 1 to Kranzco Realty Trust ("Kranzco") on April 10, 2000, which is attached as Exhibit 8.4 to the Registration Statement on Form S-4 filed by the Company with the Commission on April 10, 2000, and on the statements in such representation letter relating to Kranzco's qualification as a real estate investment trust for U.S. Federal income tax purposes. We have assumed that, during all relevant periods, all persons who were required under the Securities and Exchange Act of 1934 to file or to amend Schedules 13D and 13G appropriately made such filings and that the Company or Kranzco, as the case may be, was duly apprised thereof. We have further assumed that the information concerning the Company, Kranzco, and their respective affiliates set forth in their respective Federal income tax returns for each year is true and correct. If any of the matters described in this paragraph or in the preceding paragraph were incorrect, our opinion might change.

                 Based on the foregoing, in reliance thereon and subject thereto and to the limitations stated below, and based on the Code, the Treasury regulations promulgated thereunder, administrative pronouncements of the Internal Revenue Service, and judicial decisions, all as in effect on the date hereof, it is our opinion that:

--------

1 As of July 1, 2002, Robinson Silverman Pearce Aronsohn & Berman LLP merged its practice with that of Bryan Cave LLP.
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Kramont Realty Trust                   -3-                        April 8, 2004


         1. The statements set forth in the Prospectus under the caption "Federal Income Tax Considerations," insofar as they purport to describe the matters of law referred to therein, accurately represent the material U.S. Federal income tax considerations relevant to purchasers of common shares of beneficial interest, par value $.01 per share, of the Company.

         2. Commencing with its taxable year that began April 1, 2000, the Company has been organized in conformity with the requirements of the Code for qualification as a REIT for U.S. Federal income tax purposes, and the Company's method of operation as described in such representation letter from the Company to us will enable the Company to continue to satisfy the requirements to be taxable as a REIT for U.S. Federal income tax purposes.

                  No opinion, however, is rendered herein about the Federal income tax consequences resulting from any issuances by the Company of any securities other than the common shares being offered under the Prospectus that might be relevant to purchasers of such shares.

                  The qualification and taxation of the Company as a REIT depends upon its ability to meet and its having met, through actual annual operating results, distribution levels, diversity of share ownership, and the various income and asset tests imposed by the Code, the results of which have not been reviewed by the undersigned except insofar as described above. Accordingly, no assurance can be given that the actual results of the operations of the Company for any particular taxable year have satisfied or will satisfy such requirements.

                  The foregoing opinions are limited to the matters expressly set forth, and no opinion is to be implied or inferred beyond the matters expressly stated. These opinions are limited to the Federal income tax laws of the United States as of the date hereof, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction. The Code, regulations promulgated by the Treasury Department, and interpretations of the courts and the Internal Revenue Service are subject to change at any time, and, in some circumstances, with retroactive effect. Any change in applicable law or in the facts or documents on which our opinion is based or any inaccuracy of the representations or assumptions on which we have relied may affect the validity of the foregoing opinion. These opinions speak only as of the date hereof and are based solely on legal authorities as they currently exist, and we assume no obligation to update or supplement these opinions.

                  This opinion letter should not be construed as or deemed to be a guaranty or insuring agreement. An opinion of counsel represents only counsel's best legal
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Kramont Realty Trust                   -4-                        April 8, 2004


judgment and has no binding effect or official status of any kind. No assurance can be given that contrary positions may not be taken by the Internal Revenue Service or that a court considering the issues would not hold otherwise.

                  These opinions are furnished to you solely for use in connection with the Registration Statement and the Prospectus. We hereby consent to the filing of this opinion as an exhibit to the Company's Current Report on Form 8-K, to be filed with the Commission in connection with the Registration Statement. We also consent to the references to the name of our firm under the heading "Federal Income Tax Considerations" in the Prospectus. This opinion may not otherwise be disclosed, quoted, filed with a governmental agency, or otherwise referred to without our prior written consent.

                                                     Very truly yours,


                                                     /s/ ROBERTS & HOLLAND LLP